UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2017

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the entry into an interest rate swap transaction by Commercial Vehicle Group, Inc., (the "Company") is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 12, 2017, the Company entered into a $175 million secured credit facility (the “Term Loan Facility”) pursuant to a term loan and security agreement with Bank of America, N.A., (the “Counterparty”), as administrative agent, and other lender parties thereto. The Company entered into an interest rate swap transaction on May 12, 2017 with the Counterparty at a floored swap rate of 2.07%, an all-in rate of 8.07%, to fix the interest rate on an initial aggregate amount of $80,000,000 of the Company’s Term Loan Facility. The interest rate swap has an effective date of June 30, 2017 and a maturity date of April 30, 2022. The Company may enter into additional swap transactions in the future, from time to time.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 16, 2017 in New Albany, Ohio, the stockholders of the Company approved the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan (the “Plan”). The Plan was amended to (i) increase the number of authorized shares that can be awarded under the Plan by 2,000,000 shares (i.e., from 1,500,000 shares to 3,500,000 shares), (ii) require a one-year minimum vesting period for awards granted under the Plan, subject to limited exceptions, (iii) eliminate the reuse of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options and stock appreciation rights (including any shares not issued as a result of the net-settlement of a stock-settled stock appreciation rights), and (iv) prohibit the current payment of dividends and dividend equivalents on unvested awards. The approval of the Plan also constituted re-approval of the material terms of the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

A description of the terms of the Plan and each of the awards that may be granted under it is contained in our definitive proxy statement (the “Proxy Statement”) on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2017. Such description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of the Company (i) approved a proposal electing the persons listed below to serve as directors of the Company until the 2018 Annual Meeting of Stockholders; (ii) approved the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan; (iii) approved, by a non-binding advisory vote, a proposal on the compensation of the Company’s named executive officers; (iv) recommended, by a non-binding advisory vote, that the advisory vote on the compensation of the Company’s named executive officers occur annually (as opposed to every 2 years or every 3 years); and (v) ratified a proposal appointing KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2017 (the “Proxy Statement”).
The number of shares of common stock entitled to vote at the Annual Meeting was 30,852,227 shares, representing the number of the Company’s shares outstanding as of March 27, 2017, the record date for the Annual Meeting. The following sets forth information regarding the results of the voting on each matter at the Annual Meeting:

 a.    The following directors were elected for terms expiring at the Company’s Annual Meeting in 2018:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott C. Arves	22,880,135	290,472	4,864,294
Harold C. Bevis	22,820,782	349,825	4,864,294
Roger L. Fix	22,651,988	518,619	4,864,294
Robert C. Griffin	22,878,964	291,643	4,864,294
Patrick E. Miller	22,868,284	291,643	4,864,294
Wayne M. Rancourt	22,882,564	288,043	4,864,294
Richard A. Snell	22,859,913	310,694	4,864,294

 b.    The proposal to approve the Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,000,864	152,623	17,120	4,864,294

c.    The non-binding advisory proposal to approve the compensation of the named executive officers was approved:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,935,931	176,588	58,088	4,864,294

 d.    The stockholders of the Company, in a non-binding advisory vote, recommended that the advisory vote on the compensation of the Company’s named executive officers occur annually (as opposed to every 2 years or every 3 years):

Annually	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
16,203,564	5,143,434	1,747,659	75,950	4,864,294

e.     The appointment of KPMG LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2017 was ratified:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,978,913	41,225	14,763	4,864,294

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.

Description

10.1     Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

May 17, 2017	By:	/s/ Patrick E. Miller
	Name:	Patrick E. Miller
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.          Description

10.1          Amended and Restated Commercial Vehicle Group, Inc. 2014 Equity Incentive Plan.